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                                                                    Exhibit 23.2


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Penwest Pharmaceuticals Co. for the registration of 2,447,187 shares of its common stock and to the incorporation by reference therein of our reports (a) dated March 15, 2001, with respect to the consolidated financial statements and schedule of Penwest Pharmaceuticals Co. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, and (b) dated March 15, 2001 (except for paragraph 4 of Note 1, as to which the date is July 18, 2001), with respect to the additional footnote disclosure to the consolidated financial statements of Penwest Pharmaceuticals Co. included in its Current Report on Form 8-K dated July 25 2001, both filed with the Securities and Exchange Commission.


Stamford, Connecticut                           /s/ ERNST & YOUNG LLP
July 19, 2001